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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       Date of Report (February 14, 2001):

                            CTI Group (Holdings) Inc.
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             (Exact name of registrant as specified in its charter)


    Delaware                      000-10560                    51-0308583
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(State or other                  (Commission                   (IRS Employer
jurisdiction                      File Number)                 Identification
of incorporation)                                              No.)


                  2550 Eisenhower Avenue, Norristown, PA 19403
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      (Address of principal executive offices)           (Zip Code)


        Registrant's telephone number, including area code: (610)666-1700

                  2550 Eisenhower Avenue, Norristown, PA 19403
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         (Former name or former address, if changed since last report)

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Item 4. Changes in Registrant's Certifying Accountant
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         On February 13, 2001, the Board of Directors of the Company adopted
December 31 as the Fiscal Year of the Company, which is the accounting fiscal year end of Centillion, which is deemed to be the successor in the Centillion Merger for accounting purposes. The independent auditing firm of Olive LLP has audited the financial statements of Centillion for the past two fiscal years. The independent auditing firm of Deloitte & Touche LLP has audited the financial statements of CTIG for each of CTIG's past two fiscal years. Since Centillion is the successor Company, its accountants, Olive LLP, are deemed to be the Company's certified accountants replacing Deloitte & Touche LLP who were the accountants for CTIG. Deloitte & Touche LLP's reports on CTIG's financial statements for the fiscal years ended March 31, 2000 and 1999 did not contain an adverse opinion or a disclaimer of opinion; nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports included an explanatory paragraph identifying certain matters that raised substantial doubt about CTIG's ability to continue as a going concern.

         The decision to change accountants was the result of the Centillion merger. The Company notified Deloitte & Touche LLP of its dismissal on April 27, 2001. During CTIG's two most recent fiscal years and subsequent interim periods preceding Deloitte & Touche LLP's dismissal, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.


Item 7. Financial Statements and Exhibits
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Exhibits

             Exhibit Numbers                    Description
             ---------------                    -----------

                  16                   Letter from Deloitte & Touche LLP




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CTI Group (Holdings) Inc.


Date: May 4, 2001                 By         s/ Anthony P. Johns
                                     -----------------------------------------
                                  Name: Anthony P. Johns
                                  Title: President and Chief Executive Officer